Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 30, 2014, by and among QUALITY INVESTMENT PROPERTIES RICHMOND, LLC, a Delaware limited liability company (“QIPR”), QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC, a Delaware limited liability company (“QTS Richmond TRS”), QUALITYTECH, LP, a Delaware limited partnership (“QTLP”), QTS REALTY TRUST, INC., a Maryland corporation (“REIT”), each of the Lenders party hereto, and REGIONS BANK, as Administrative Agent (the “Agent”).

WHEREAS, QIPR, QTS Richmond TRS, QTLP, REIT, any Additional Subsidiary Borrowers from time to time a party thereto as “Borrowers” pursuant to §5.5, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of December 21, 2012 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, QIPR, QTS Richmond TRS, QTLP, REIT, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement.

(a) The Credit Agreement is amended by inserting the following definitions of “Investment Grade Rating” and “Third Amendment Effective Date” in §1.1 in the appropriate alphabetical order:

Investment Grade Rating. A rating of BBB- or higher assigned by S&P and Baa3 or higher assigned by Moody’s to the senior unsecured long term Indebtedness of a Person.

Third Amendment Effective Date. June 30, 2014.

(b) The Credit Agreement is amended by restating the definitions of “Applicable Margin”, “Borrowing Base Availability”, “Implied Debt Service”, “Maturity Date” and “Total Commitment” set forth in §1.1 in their entireties as follows:

Applicable Margin. On any date the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be as set forth below based on the ratio of the Consolidated Total Indebtedness of Parent Company and its respective Subsidiaries to the Gross Asset Value of Parent Company and its respective Subsidiaries:

Pricing Level	Ratio of Consolidated Total Indebtedness to Gross Asset Value	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than or equal to 35%	2.10%	1.10%
Pricing Level 2	Greater than 35% but less than or equal to 45%	2.35%	1.35%
Pricing Level 3	Greater than 45% but less than or equal to 50%	2.60%	1.60%
Pricing Level 4	Greater than 50%	2.85%	1.85%

The initial Applicable Margin, commencing on the Third Amendment Effective Date, shall be at Pricing Level 1. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by Parent Company to the Agent of the Compliance Certificate after the end of a calendar quarter. In the event that Parent Company shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 4 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.

In the event that the Agent and the Borrowers determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Revolving Credit Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (iii) the Borrowers shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.

Borrowing Base Availability. The Borrowing Base Availability shall be the amount which is the lowest of (a) the Borrowing Base Value, (b) the maximum principal amount which would not cause the Borrowing Base Debt Service Coverage Ratio to be less than 1.75 to 1.00, and (c) the maximum principal amount which would not cause the Borrowers Debt Yield to be less than 15.0%.

Implied Debt Service. On any date of determination, an amount equal to the greater of (i) the annual principal and interest payment sufficient to amortize in full during a thirty (30) year period, a loan in an amount equal to the sum of the aggregate principal balance of the Loans as of such date, calculated using an interest rate equal to the greater of (a) the then current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination as determined by the Agent plus two and one-quarter percent (2.25%), or (b) six and one-half percent 6.50%, or (ii) the actual annual interest that was paid by Borrowers under this Agreement for the preceding twelve (12) calendar months.

Maturity Date. June 30, 2019, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the Third Amendment Effective Date, the Total Commitment is Eighty Million ($80,000,000). The Total Commitment may increase in accordance with §2.11.

(b) The Credit Agreement is amended by deleting the phrase “§2.15 or” from the definition of “Borrowing Base Value” set forth in §1.1.

(c) The Credit Agreement is amended by restating §2.1(a) in its entirety as follows:

(a) Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrowers, and the Borrowers may borrow (but may not repay and reborrow amounts repaid other than amounts repaid pursuant to §3.2 and §3.3 ) from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with §2.7, such sums as are requested by the Borrowers for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Revolving Credit Lender’s Revolving Credit Commitment and (ii) such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Borrowing Base Availability (giving effect to the amount of all Outstanding Revolving Credit Loans); provided, that, no Lender shall be required to make a Revolving Credit Loan pursuant to this Section if (x) immediately after making such Revolving Credit Loan, the Outstanding principal balance of the Revolving Credit Loans would exceed the Borrowing Base Availability; (y) a Default or Event of Default shall have occurred and be continuing; or (z) immediately after making such Revolving Credit Loan, the Outstanding principal amount of the Revolving Credit Loans would exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender’s Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that all of the conditions required of Borrowers set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Revolving Credit Lender that such conditions have not been satisfied. No Revolving Credit Lender shall have any obligation to make Revolving Credit Loans to Borrowers in the maximum aggregate principal outstanding balance of more than the principal face amount of its Revolving Credit Note.

(d) The Credit Agreement is amended by restating §2.3 in its entirety as follows:

§2.3 Facility Unused Fee. The Borrowers agree to pay to the Agent for the account of the Revolving Credit Lenders (other than a Defaulting Lender for such period of time as such Lender is a Defaulting Lender) in accordance with their respective Revolving Credit Commitment Percentages a facility unused fee calculated at the rate per annum as set forth below on the average daily amount by which the Total Revolving Credit Commitment exceeds the outstanding principal amount of Revolving Credit Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility unused fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Revolving Credit Loans (other than Revolving Credit Loans made by a Defaulting Lender) during such quarter to (b) the Total Revolving Credit Commitment (other than Revolving Credit Commitments made by a Defaulting Lender), and if such ratio is less than fifty percent (50%), the facility unused fee shall be payable at the rate of 0.25%, and if such ratio is equal to or greater than fifty percent (50%), the facility unused fee shall be payable at the rate of 0.15%. The facility unused fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Revolving Credit Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Maturity Date.

(e) The Credit Agreement is amended by restating the first sentence of §2.11(a) in its entirety as follows:

Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrowers shall have the option at any time and from time to time before the date that is one (1) year prior to the Maturity Date to request an increase in the Total Revolving Credit Commitment in increments of $5,000,000 by an aggregate amount of increases to the Total Revolving Credit Commitment of up to $120,000,000 (the amount of the requested increase to be set forth in the Increase Notice) (which would result in a maximum Total Commitment of not greater than $200,000,000), written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”).

(f) The Credit Agreement is amended by deleting §2.15 in its entirety.

(g) The Credit Agreement is amended by restating §3.2 in its entirety as follows:

§3.2 Mandatory Prepayments. If at any time the sum of the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Total Revolving Credit Commitment, then the Borrowers shall within five (5) Business Days of such occurrence pay the amount of such excess to Agent for the respective accounts of the Revolving Credit Lenders, as applicable, for application to the Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8. If at the end of any fiscal quarter or fiscal year, the sum of the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Borrowing Base Availability (giving effect to the amount of all Outstanding Revolving Credit Loans), then the Borrowers shall, within five (5) Business Days after any Borrower obtains knowledge after the end of any fiscal quarter or fiscal year that the Revolving Credit Loans exceeded the Borrowing Base Availability as of the end of such fiscal quarter or year, pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Lenders, as applicable, for application to the Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8. In the event that the Borrowers or the Agent determines during any fiscal quarter that any Borrowing Base Certificate delivered under §2.7 pursuant to a Loan Request during such fiscal quarter was incorrect and the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base Availability once such Borrowing Base Certificate is corrected, then the Borrowers shall within five (5) Business Days of the earlier of (i) the date that any Borrower obtains knowledge of such inaccuracy, or (ii) the date upon which the Borrowers have received written notice from the Agent of such inaccuracy, pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Lenders, as applicable, for application to the Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8. In the event there shall have occurred a casualty with respect to any Mortgaged Property and the Borrowers are required to repay the Loans pursuant to §7.7 or a Taking and the Borrowers are required to repay the Loans pursuant to §7.7, the Borrowers shall prepay the Loans concurrently with the date of receipt by such Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, or as soon thereafter as is reasonably practicable, in the amount required pursuant to the relevant provisions of §7.7.

(h) The Credit Agreement is amended by restating §3.3(a) in its entirety as follows:

(a) The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Revolving Credit Loans in whole, but not in part (except as set forth in the following sentence), at any time without penalty or premium so long as all Revolving Credit Commitments are terminated in full concurrently with such prepayment. The Borrowers shall have the right, at their election, to voluntarily prepay the outstanding amount of the Revolving Loans in part only if (i) at the time of notice of such prepayment in accordance with subsection (c) below, the Borrowers deliver to the Agent updated projections of the Borrowing Base Availability as of the end of the fiscal quarter or fiscal year in respect of which such prepayment is being made, demonstrating in reasonable detail that the Outstanding principal balance of the Revolving Credit Loans are projected to exceed the Borrowing Base Availability as of the end of such fiscal quarter or fiscal year, and (ii) at the time such prepayment is made, the amount of such prepayment, together with the aggregate amount of any Revolving Credit Loans previously prepaid in part but not, subject to the terms and conditions for borrowing Revolving Credit Loans hereunder, subsequently re-borrowed, shall not at any time exceed $10,000,000 in the aggregate. If any prepayment of the outstanding amount of any Revolving Credit LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.

(i) The Credit Agreement is amended by restating §5.4(e) in its entirety as follows:

(e) Borrowers shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.2, in an amount equal to the amount necessary to reduce the Outstanding principal balance of the Loans so that the aggregate outstanding principal amount of the Revolving Credit Loans does not exceed the Borrowing Base Availability after giving effect to the release of such Mortgaged Property.

(j) The Credit Agreement is amended by restating §5.7 in its entirety as follows:

§5.7. Release of Collateral.

(a) If the REIT obtains an Investment Grade Rating, upon a written request from the Borrowers, the Agent, Lenders, Borrowers and Guarantors shall endeavor to negotiate to amend the Loan Documents to provide terms and conditions, including financial conditions, substantially the same as those contained in the Corporate Credit Agreement (as amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms of this Agreement), including the release of the Collateral from the lien and security interest of the Security Documents. Any amendment so negotiated shall be subject to the approval of each Lender in its sole and absolute discretion.

(b) Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans to Borrowers, then the Agent shall be entitled to release the Collateral from the lien and security interest of the Security Documents and to release the Borrowers other than with respect to any indemnification or reimbursement obligations that expressly survive payment of the Obligations and termination of this Agreement or any of the other Loan Documents, provided that Agent either (i) has not received a notice from the “Representative” (as defined in §14.19) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof, or (ii) has received notice from the holder of the Hedge Obligations that collateral or other credit support has been provided to such holder in form and substance satisfactory to such holder.

(k) The Credit Agreement is amended by restating §9.1, §9.2 and §9.3 in their entireties as follows:

§9.1	[Intentionally Omitted].

§9.2	[Intentionally Omitted].

§9.3	[Intentionally Omitted].

(l) The Credit Agreement is amended by restating §12.1(a) in its entirety as follows:

(a) The Borrowers shall fail to pay any principal of the Loans when the same become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, including, without limitation, the failure to pay any principal of the Loans due and payable under § 3.2 on the date any such prepayment is due and payable.

(m) The Credit Agreement is amended by restating §12.1(c) in its entirety as follows:

(c)	[Intentionally Omitted];

(n) The Credit Agreement is amended by deleting the references to “§9.2 and §9.3” in §12.1(d) of the Credit Agreement.

(o) The Credit Agreement is amended by inserting the following sentence at the end of §35:

Each Borrower covenants and agrees that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

(p) The Credit Agreement is amended by replacing “Exhibit I” of the Credit Agreement with the “Exhibit I” attached hereto.

(q) The Credit Agreement is amended by replacing “Exhibit J” of the Credit Agreemetn with the “Exhibit J” attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment, including, without limitation, the allocation of the Revolving Credit Commitments under Section 3 below, is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) a counterpart of this Amendment duly executed by QIPR, QTS Richmond TRS, QTLP, REIT and each of the Lenders;

(b) an opinion addressed to the Lenders and the Agent from counsel to QIPR, QTS Richmond TRS, QTLP and REIT covering this Amendment, the Credit Agreement as amended by this Amendment, the First Amendment to Guaranty (as defined below), the Guaranty as amended by the First Amendment to Guaranty, the First Amendment to Springing Guaranty (as defined below), the Springing Guaranty, as amended by the First Amendment to Springing Guaranty, any other Loan Documents executed by QIPR, QTS Richmond TRS, QTLP and REIT and such other matters as reasonably requested by the Agent;

(c) copies, certified as of a recent date by the appropriate officer of each State in which each of QIPR, QTS Richmond TRS, QTLP and REIT is organized and by a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of QIPR, QTS Richmond TRS, QTLP and REIT, as applicable, as in effect on such date of certification and a certificate of good standing (or certificate of similar meaning) with respect to QIPR, QTS Richmond TRS, QTLP and REIT issued as of a recent date by each Secretary of State of the State of the formation of such Persons and a certificate of QIPR’s qualification to do business in the State of Virginia;

(d) evidence of all action on the part of QIPR, QTS Richmond TRS, QTLP and REIT, as applicable, necessary for the valid execution, delivery and performance by such Person of this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, certified by a duly authorized officer, partner or member of such Person;

(e) an incumbency certificate, dated as of the date of this Amendment, signed by a duly authorized officer of each of QIPR, QTS Richmond TRS, QTLP and REIT and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party;

(f) a Compliance Certificate, demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which REIT has provided financial statements under §6.4 adjusted in the best good faith estimate of Parent Company as of the date of this Amendment;

(g) a certificate of QIPR, executed by a duly authorized officer of QIPR, certifying that each of the representations and warranties made by or on behalf of the Borrowers, the Guarantors or any of their respective Subsidiaries contained in the Loan Documents (including this Amendment) or in any document or instrument delivered pursuant to or in connection with this Amendment are true in all material respects both as of the date as of which they were made and are also be true in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default has occurred and is continuing;

(h) evidence that (i) all fees due and payable to the Agent, the Lenders and the Arrangers pursuant to that certain Fee Letter dated as of June 30, 2014, by and among the Borrowers, the Arrangers and the Agent have been paid and (ii) all fees, expenses and reimbursement amounts due and payable to the Agent, including, without limitation, the reasonable fees and expenses of counsel of the Agent, have been paid;

(i) a counterpart of the First Amendment to Unconditional Guaranty of Payment and Performance, in the form attached hereto as Exhibit A, (the “First Amendment to Guaranty”) executed by QTS Richmond TRS and QTLP;

(j) a counterpart of the First Amendment to Unconditional Guaranty of Payment and Performance, in the form attached hereto as Exhibit B (the “First Amendment to Springing Guaranty”), executed by REIT; and

(k) such other documents, instruments and agreements as the Agent may reasonably request.

Section 3. Reallocations. The Agent, the Borrowers and each Lender agree that upon the effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”), the amount of such Lender’s Revolving Credit Commitment is as set forth on Schedule I attached hereto. Simultaneously with the effectiveness of this Amendment, the Revolving Credit Commitment of each of the Lenders and the amount of all outstanding Revolving Credit Loans shall be reallocated among the Lenders in accordance with their respective Revolving Credit Commitment Percentages, and to effect such reallocations, each Lender whose Revolving Credit Commitment upon the effectiveness of this Amendment exceeds its Revolving Credit Commitment immediately prior to the effectiveness of this Amendment (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Revolving Credit Commitments of the Lenders whose Revolving Credit Commitments are less than their respective Revolving Credit Commitment immediately prior to the effectiveness of this Amendment (each an “Assignor Lender”), so that the Revolving Credit Commitments of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Acceptances without the payment of any related assignment fee, and, except for replacement Revolving Credit Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Revolving Credit Commitments (after giving effect to this Amendment), no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). On the Amendment Effective Date, the Revolving Credit Commitments of Caterpillar Financial Services Corporation (the “Exiting Lender”) shall be terminated, all outstanding amounts due under the Credit Agreement and the other Loan Documents to the Exiting Lender on the Amendment Effective Date shall be paid in full, and the Exiting Lender shall cease to be a Lender under the Credit Agreement. The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments. Further, the Administrative Agent shall make a portion of such cash settlements available to the Exiting Lender as is necessary to pay in full all outstanding amounts due under the Credit Agreement and the other Loan Documents owing to such Exiting Lender.

Section 4. Representations. Each Borrower and Guarantor represents and warrants to the Agent and each Lender as follows:

(a) Authorization. Each of QIPR, QTS Richmond TRS, QTLP and REIT has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of QIPR, QTS Richmond TRS and REIT and a duly authorized officer of the general partner of QTLP, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of QIPR, QTS Richmond TRS, QTLP and REIT enforceable against QIPR, QTS Richmond TRS, QTLP and REIT in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by QIPR, QTS Richmond TRS, QTLP and REIT of this Amendment and the performance by each of QIPR, QTS Richmond TRS, QTLP and REIT of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority; (ii) conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, (iv) conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, any such Person or any of its properties, (v) result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any such Person other than the liens and encumbrances in favor of Agent contemplated by the Credit Agreement and the other Loan Documents.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations by Borrowers and Guarantors. Each of QIPR, QTS Richmond TRS, QTLP and REIT hereby repeats and reaffirms all representations and warranties made by such Person to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 7. Expenses. The Borrowers shall reimburse the Agent upon demand for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) actually incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents (other than the Guaranty and the Springing Guaranty) remain in full force and effect. Except as expressly amended by the First Amendment to Guaranty and the First Amendment to Springing Guaranty, respectively, the Guaranty and Springing Guaranty remain in full force and effect. This Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Lenders under the Credit Agreement or any other Loan Document. Unless otherwise stated within any amendment contained herein, the amendments contained herein shall be deemed to have prospective application only.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Reaffirmation of Guaranty. Each of QTLP and QTS Richmond TRS hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Person, in its capacity as a Guarantor, thereunder. REIT reaffirms its obligations to the Agent and the Lenders under the Springing Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Springing Guaranty, or reduce, impair or discharge the obligations of REIT, in its capacity as a Guarantor, thereunder.

Section 13. Waiver of Claims. Each of QIPR, QTS Richmond TRS, QTLP and REIT acknowledges, represents and agrees that as of the date hereof it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Lenders, or any past or present officers, agents or employees of Agent or any of the Lenders, and each of QIPR, QTS Richmond TRS, QTLP and REIT does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Section 14. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the date first above written.

QIPR:

QUALITY INVESTMENT PROPERTIES
RICHMOND, LLC, a Delaware limited liability company

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	VP, General Counsel and Secretary
(SEAL)

QTLP:

QUALITYTECH, LP, a Delaware limited partnership

By:	QualityTech GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	VP, General Counsel and Secretary
(SEAL)

QTS RICHMOND TRS:

QUALITY TECHNOLOGY SERVICES
RICHMOND II, LLC, a Delaware limited liability company

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	VP, General Counsel and Secretary
(SEAL)

REIT:

QTS REALTY TRUST, INC., a Maryland corporation

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	General Counsel and Secretary
(SEAL)

[Signatures Continue on Next Page]

[Signature Page to Third Amendment to Credit Agreement with Quality Investment Properties Richmond, LLC et al.]

REGIONS BANK, as Agent and as a Lender

By:	/s/ Cathy Baillis
Name:	Cathy Baillis
Title:	Managing Director

[Signatures Continue on Next Page]

[Signature Page to Third Amendment to Credit Agreement with Quality Investment Properties Richmond, LLC et al.]

BANK OF AMERICA, N.A.

By:	/s/ Shannon Westberg
Name:	Shannon Westberg
Title:	SVP

SCHEDULE I

Revolving Credit Commitments

Lender	Revolving Credit Commitment
Regions Bank	$40,000,000
Bank of America, N.A.	$40,000,000
Total:	$80,000,000

EXHIBIT A

FORM OF FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

THIS FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Amendment”) dated as of June 30, 2014, by and among QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC, a Delaware limited liability company (“QTS Richmond TRS”), and QUALITYTECH, LP, a Delaware limited partnership (“QTLP”), and each Additional Subsidiary Guarantor that may become a party to the Guaranty (each such Additional Subsidiary Guarantor, together with QTS Richmond TRS and QTLP, individually a “Guarantor” and collectively, the “Guarantors”) and REGIONS BANK , as Administrative Agent for the Lenders (the “Agent”).

WHEREAS, Quality Investment Properties Richmond, LLC, a Delaware limited liability company (“QIPR”), QTLP, QTS Richmond TRS and QTS Realty Trust, Inc., a Maryland corporation (“REIT”) and any Additional Subsidiary Borrowers from time to time a party thereto as “Borrowers” pursuant to §5.5, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of December 21, 2012 (as amended, supplemented, restated, or otherwise modified the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, QTS Richmond TRS and QTLP executed and delivered that certain Unconditional Guaranty of Payment and Performance on December 21, 2012 (the “Guaranty”); and

WHEREAS, on the date hereof, QIPR, QTS Richmond TRS, QTLP, REIT, the Lenders and the Agent are entering into that certain Third Amendment to Credit Agreement (the “Third Amendment”) to amend certain terms of the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to amend the Guaranty as follows:

Section 1. Specific Amendments to Guaranty.

(a) The Guaranty is amended by restating clause (a) of the first paragraph of the Guaranty in its entirety as follows:

the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes in the aggregate principal face amount of Eighty Million and No/100 Dollars ($80,000,000.00) made by the Borrowers to the order of the Lenders, which Revolving Credit Notes are increasable to $200,000,000.00 as provided in the Credit Agreement, together with interest as provided in the Revolving Credit Notes, and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and

(b) The Guaranty is amended by replacing the reference to $125,000,000.00 in clause (f) of the first paragraph of the Guaranty with a reference to $200,000,000.00.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each a counterpart of this Amendment duly executed by QTS Richmond TRS and QTLP.

Section 3. Representations. Each of QTS Richmond TRS and QTLP represents and warrants to the Agent and each Lender as follows:

(a) Authorization. Each of QTS Richmond TRS and QTLP has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Guaranty, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of QTS Richmond TRS and a duly authorized officer of the general partner of QTLP, and each of this Amendment and the Guaranty, as amended by this Amendment, is a legal, valid and binding obligation of QTS Richmond TRS and QTLP enforceable against QTS Richmond TRS and QTLP in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by QTS Richmond TRS and QTLP of this Amendment and the performance by each of QTS Richmond TRS and QTLP of this Amendment and the Guaranty, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority; (ii) conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, (iv) conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, any such Person or any of its properties, (v) result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any such Person other than the liens and encumbrances in favor of Agent contemplated by the Credit Agreement and the other Loan Documents.

Section 4. Reaffirmation of Representations by Guarantors. Each of QTS Richmond TRS and QTLP hereby repeats and reaffirms all representations and warranties made by such Person to the Agent and the Lenders in the Credit Agreement, the Guaranty and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References. Each reference to the Guaranty in the Credit Agreement or any of the other Loan Documents shall be deemed to be a reference to the Guaranty as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 6. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

A - 2

Section 8. Effect. Except as expressly herein amended, the terms and conditions of the Guaranty shall remain in full force and effect, and this Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Lenders under the Credit Agreement, the Guaranty, or any other Loan Document. Unless otherwise stated within any amendment contained herein, the amendments contained herein shall be deemed to have prospective application only.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 10. Reaffirmation of Guaranty. Each of QTLP and QTS Richmond TRS hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Third Amendment shall not in any way affect the validity and enforceability of the Guaranty, as amended by this Amendment, or reduce, impair or discharge the obligations of such Person, in its capacity as a Guarantor, thereunder.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement or the Guaranty, as the case may be.

[Signatures on Next Page]

A- 3

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Unconditional Guaranty of Payment and Performance to be executed as of the date first above written.

QTLP:

QUALITYTECH, LP, a Delaware limited partnership

By:	QualityTech GP, LLC, a Delaware limited liability company, its general partner

By:

Name:

Title:
(SEAL)

QTS RICHMOND TRS:

QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC, a Delaware limited liability company

By:

Name:

Title:
(SEAL)

Accepted and agreed this June     , 2014:

REGIONS BANK, as Agent

By:
Name:
Title:

EXHIBIT B

FORM OF FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

THIS FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Amendment”) dated as of June 30, 2014, by and between QTS REALTY TRUST, INC., a Maryland corporation (“REIT”) and REGIONS BANK , as Administrative Agent for the Lenders (the “Agent”).

WHEREAS, Quality Investment Properties Richmond, LLC, a Delaware limited liability company (“QIPR”), QUALITYTECH, LP, a Delaware limited partnership (“QTLP”), QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC, a Delaware limited liability company (“QTS Richmond TRS”), REIT, and any Additional Subsidiary Borrowers from time to time a party thereto as “Borrowers” pursuant to §5.5, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of December 21, 2012 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement REIT executed and delivered that certain Unconditional Guaranty of Payment and Performance on October 15, 2013 (the “Springing Guaranty”); and

WHEREAS, on the date hereof, QIPR, QTS Richmond TRS, QTLP, REIT, the Lenders and the Agent are entering into that certain Third Amendment to Credit Agreement (the “Third Amendment”) to amend certain terms of the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to amend the Guaranty as follows:

Section 1. Specific Amendments to Springing Guaranty.

(a) The Springing Guaranty is amended by restating clause (a) of the first paragraph of the Springing Guaranty in its entirety as follows:

the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes in the aggregate principal face amount of Eighty Million and No/100 Dollars ($80,000,000.00) made by the Borrowers to the order of the Lenders, which Revolving Credit Notes are increasable to $200,000,000.00 as provided in the Credit Agreement, together with interest as provided in the Revolving Credit Notes, and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and

(b) The Springing Guaranty is amended by replacing the reference to $125,000,000.00 in clause (f) of the first paragraph of the Springing Guaranty with a reference to $200,000,000.00.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of a counterpart of this Amendment duly executed by REIT.

Section 3. Representations. REIT represents and warrants to the Agent and each Lender as follows:

(a) Authorization. REIT has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Springing Guaranty, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of REIT, and each of this Amendment and the Springing Guaranty, as amended by this Amendment, is a legal, valid and binding obligation of REIT enforceable against REIT in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by REIT of this Amendment and the performance by REIT of this Amendment and the Springing Guaranty, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority; (ii) conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which REIT is subject or any judgment, order, writ, injunction, license or permit applicable to REIT, (iv) conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, REIT or any of its properties, (v) result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of REIT other than the liens and encumbrances in favor of Agent contemplated by the Credit Agreement and the other Loan Documents.

Section 4. Reaffirmation of Representations by REIT. REIT hereby repeats and reaffirms all representations and warranties made by REIT to the Agent and the Lenders in the Credit Agreement, the Springing Guaranty and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References. Each reference to the Springing Guaranty in the Credit Agreement or any of the other Loan Documents shall be deemed to be a reference to the Springing Guaranty as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 6. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Effect. Except as expressly herein amended, the terms and conditions of the Springing Guaranty shall remain in full force and effect, and this Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Lenders under the Credit Agreement, the Springing Guaranty or any other Loan Document. Unless otherwise stated within any amendment contained herein, the amendments contained herein shall be deemed to have prospective application only.

B - 2

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 10. Reaffirmation of Springing Guaranty. REIT hereby reaffirms its continuing obligations to the Agent and the Lenders under the Springing Guaranty and agrees that the transactions contemplated by the Third Amendment shall not in any way affect the validity and enforceability of the Springing Guaranty, as amended by this Amendment, or reduce, impair or discharge the obligations of such Person, in its capacity as a Guarantor, thereunder.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement or the Springing Guaranty, as the case may be.

[Signatures on Next Page]

B - 3

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Unconditional Guaranty of Payment and Performance to be executed as of the date first above written.

REIT:

QTS REALTY TRUST, INC., a Maryland corporation

By:
Name:
Title:
(SEAL)

Accepted and agreed this June     , 2014:

REGIONS BANK, as Agent

By:
Name:
Title:

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE WORKSHEET

A.	Mortgaged Property Appraised Value Test:

	Aggregate Amount of Appraised Value of each Mortgaged Property (other than the Richmond Property)	$

	“Upon Completion” value for Building 1 at the Richmond Property	$

	Appraised Value of all buildings (other than Building 1) at the Richmond Property and excess land	$

[See attached spreadsheet listing values]

B.

Borrowing Base Value: 55% of Mortgaged Property

Aggregate Appraised Value (exclusive of the Richmond Property) plus in respect of the Richmond Property, fifty-five (55%) of the sum of (i) the “Upon Completion” value for Building 1 at the Richmond Property plus (ii) the Appraised Value of the remaining buildings and excess land

$

C.	Borrowing Base Debt Service Coverage Ratio Test: The maximum principal amount of the Loans, which would not cause the Borrowing Base Debt Service Coverage Ratio to be less than 1.75 to 1.00	$

[See attached Spreadsheet]

D.	Borrowers Debt Yield: The maximum principal amount of the Loans which would not cause the Borrowers Debt Yield to be less than 15.0%	$

E.	Borrowing Base Availability: Lesser of B, C or D	$

In WITNESS WHEREOF, the undersigned has duly executed this Borrowing Base Certificate this          day of                             , 20    .

Name:
Title:	Chief Financial Officer of QTS
Realty Trust Inc.

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

Regions Bank, as Agent

1900 5th Avenue North

Birmingham, Alabama 32503

Attn: Kerri Raines

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 21, 2012 (as the same may hereafter be amended, the “Credit Agreement”) by and among the Borrowers, QTLP, QTS Richmond TRS, Regions Bank, for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, Parent Company is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of Parent Company for the fiscal period ended (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position of Parent Company at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §2.11(e), §5.4(b), §7.4(c), §8.1, §10.12 or §11.3 of the Credit Agreement. If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of Parent Company as of the Balance Sheet Date adjusted in the best good faith estimate of Parent Company to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Parent Company of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer or chief accounting officer of Parent Company.

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrowers and Guarantors with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this              day of                     , 20    .

[Prior to the IPO Event to be signed by QTLP; Following IPO Event to be signed by REIT]

APPENDIX TO COMPLIANCE CERTIFICATE

WORKSHEET

GROSS ASSET VALUE

A.	The Adjusted Net Operating Income of any Real estate owned by Parent Company or its Subsidiaries which is a Stabilized Property divided by .09	$

B.	The cost basis book value determined in accordance with GAAP of all Real Estate acquired by Parent Company or any of its Subsidiaries for the prior two fiscal quarters most recently ended	$

C.	Book Value of Development Properties	$

D.	Book Value of Land Assets:	$

E.	Amount of cash contained in any accounts established by or the benefit of Parent Company or its Subsidiaries to effectuate a tax-deferred exchange (also known as a “1031” exchange) in connection with the purchase and/or sale of all or a portion of Real Estate; plus	$

F.	Aggregate amount of Unrestricted Cash and Cash Equivalents of Parent Company and its Subsidiaries:	$

G.	Aggregate amount of Restricted Cash and Cash Equivalents of Parent Company and its Subsidiaries that does not qualify as “Unrestricted” as defined in the definition of Unrestricted Cash and Cash Equivalents (excluding amounts included in E above) (to the extent approved by Agent)	$

H.	Pro rata share of Gross Asset Value attributable to such assets owned by Unconsolidated Affiliates:	$

$

$

	Gross Asset Value equals sum of A plus B plus C plus D plus E plus F plus G plus H	$